EXHIBIT 3.2



                              NBC ACQUISITION CORP.

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                     UNANIMOUS WRITTEN CONSENT OF DIRECTORS

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               The undersigned, constituting all of the directors (the "Board of
Directors") of NBC Acquisition Corp., a Delaware corporation (the
"Corporation"), hereby consent, pursuant to Section 141(f) of the Delaware General Corporation Law, to the adoption of the resolutions attached hereto as Exhibit A with the same force and effect as if such resolutions were approved and adopted at a duly constituted meeting of the directors of the Corporation.

               This consent may be executed in counterparts and all so executed shall constitute one consent, notwithstanding that all the directors are not signatories to the original or the same counterpart.

               IN WITNESS WHEREOF, these resolutions have been adopted as of August 2, 2002.


                                                 /s/  Robert B. Haas
                                                --------------------------------
                                                Robert B. Haas


                                                 /s/  Douglas D. Wheat
                                                --------------------------------
                                                Douglas D. Wheat


                                                 /s/  Mark W. Oppegard
                                                --------------------------------
                                                Mark W. Oppegard


                                                 /s/  Wyche H. Walton
                                                --------------------------------
                                                Wyche H. Walton


                                                 /s/  Todd D. Robichaux
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                                                Todd D. Robichaux


                                                 /s/  Mark L. Bono
                                                --------------------------------
                                                Mark L. Bono




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                     RESOLUTIONS OF THE BOARD OF DIRECTORS
                            OF NBC ACQUISITION CORP.

1. Amendment of By-laws.

               RESOLVED, that the second sentence of Article I, Section 1.2 of the by-laws of the Corporation be, and hereby is, deleted and replaced in its entirety so that it reads as follows:

                "A special meeting of the stockholders shall be called by the
               President or any Vice President whenever stockholders owning at least 10% of the shares of the Corporation then issued and outstanding and entitled to vote on matters to be submitted to stockholders of the Corporation shall make application therefor in writing."

                      RESOLVED FURTHER, that the second sentence of Article II,
Section 2.5 of the by-laws of the Corporation be, and hereby is, deleted and replaced in its entirety so that it reads as follows:

               "Except as otherwise required by law, notice of each special meeting shall be mailed to each director, addressed to such director at such director's residence or usual place of business, at least five days before the day on which the meeting is to be held, or shall be sent to such director at such place by facsimile or electronic mail transmission or telephoned or delivered to him personally, not later than the third day before the day on which the meeting is to be held."

2. General Authorization.

               RESOLVED, that any officer of the Corporation be, and each of them hereby is, authorized to perform (or cause to be performed), in the name and on behalf of the Corporation, all such acts and to execute and deliver (or cause to be executed and delivered) all such agreements, documents, instruments and notices in the name and on behalf of the Corporation as such officer may deem necessary or advisable to carry out the intent and purposes of the foregoing resolutions, such determination to be conclusively evidenced by the performance of such acts and the execution and delivery of such agreements, documents, instruments and notices; and

               RESOLVED FURTHER, that all actions previously taken by any director, officer, employee or agent of the Corporation in connection with or related to the matters set forth in or reasonably contemplated by the foregoing resolutions be, and each of them hereby is, adopted, ratified, confirmed and approved in all respects as the acts and deeds of the Corporation.